INVESTMENT ADVISORY AGREEMENT

         AGREEMENT, dated as of July 26, 2000, between the Stockback Trust, a Delaware business trust ("Trust"), and Stockback Advisers, LLC, a Delaware limited liability company ("Adviser").

         WHEREAS, the Trust is registered as an investment company under the Investment Company Act of 1940, as amended ("Investment Company Act");

         WHEREAS, the Adviser is registered as an investment adviser under the Investment Advisers Act of 1940, as amended ("Advisers Act");

         WHEREAS, the Trust is and will continue to be a series fund having one or more investment portfolios, each with its own investment objectives, investment policies and restrictions;

         WHEREAS, the Investment Company Act prohibits any person from acting as an investment adviser to a registered investment company except pursuant to a written contract; and

         WHEREAS, the Board of Trustees of the Trust wishes to appoint the Adviser as the investment adviser of the Trust;

         NOW, THEREFORE, the Trust and the Adviser hereby agree as follows:

1.       APPOINTMENT OF ADVISER

         The Trust hereby appoints the Adviser as the investment adviser for each of the portfolios of the Trust specified in Appendix A to this Agreement, as such Appendix A may be amended by the Adviser and the Trust from time to time ("Portfolios"), subject to the supervision of the Trustees of the Trust and in the manner and under the terms and conditions set forth in this Agreement. The Adviser accepts such appointment and agrees to render the services and to assume the obligations set forth in this Agreement commencing on its effective date. The Adviser will be an independent contractor and will have no authority to act for or represent the Trust in any way or otherwise be deemed an agent unless expressly authorized in this Agreement or another writing by the Trust and the Adviser.

2.       DUTIES OF THE ADVISER

         A. Subject to the general supervision and control of the Trustees of the Trust and under the terms and conditions set forth in this Agreement, the Trust acknowledges and agrees that it is contemplated that the Adviser will, at its own expense, select and contract with one or more investment sub-advisers ("Sub-advisers") to manage the investment operations and composition of each and every Portfolio of the Trust and render investment advice for each Portfolio, including the purchase, retention, and disposition of the investments, securities and cash contained in each Portfolio, in accordance with each Portfolio's investment objectives, policies and restrictions as stated in the Trust's Amended and Restated Trust Instrument, By-Laws, and such Portfolio's Prospectus and Statement of Additional Information ("SAI"), as is from time to time in effect; provided, that any contract with a Sub-adviser (a "Subadvisory Agreement") shall be in compliance with and approved as required by the Investment Company Act or in accordance with exemptive relief granted by the Securities and Exchange Commission ("SEC") under the Investment Company Act.

         B. Subject always to the direction and control of the Trustees of the Trust, the Adviser will have (i) overall supervisory responsibility for the general management and investment of each Portfolio's assets; (ii) full discretion to recommend to the Trustees of the Trust the selection of new or additional Sub-advisers for each Portfolio; (iii) full discretion to recommend to the Trustees of the Trust the entering into and material modification of existing Subadvisory Agreements with Sub-advisers; (iv) full discretion to recommend to the Trustees of the Trust the termination and replacement of any Sub-adviser; and (v) full investment discretion to make all determinations with respect to the investment of a Portfolio's assets not then managed by a Sub-adviser. In connection with the Adviser's responsibilities herein, the Adviser will assess each Portfolio's investment focus and will seek to implement decisions with respect to the allocation and reallocation of each Portfolio's assets among one or more current or additional Sub-advisers from time to time, as the Adviser deems appropriate, to enable each Portfolio to achieve its investment goals. In addition, the Adviser will monitor compliance of each
Sub-adviser with the investment objectives, policies and restrictions of any Portfolio or Portfolios (or portions of any Portfolio) under the management of such Sub-adviser, and review and report to the Trustees of the Trust on the performance of each Sub-adviser. The Adviser will furnish, or cause the appropriate Sub-adviser(s) to furnish, to the Trust such statistical information, with respect to the investments that a Portfolio (or portions of any Portfolio) may hold or contemplate purchasing, as the Trust may reasonably request. On the Adviser's own initiative, the Adviser will apprise, or cause the appropriate Sub-adviser(s) to apprise, the Trust of important developments materially affecting each Portfolio (or any portion of a Portfolio that they advise) and will furnish the Trust, from time to time, with such information as may be appropriate for this purpose. Further, the Adviser agrees to furnish, or cause the appropriate Sub-adviser(s) to furnish, to the Trustees of the Trust such periodic and special reports as the Trustees of the Trust may reasonably request. In addition, the Adviser agrees to cause the appropriate Sub-adviser(s) to furnish to third-party data reporting services all currently available standardized performance information and other customary data.

         C. The Adviser will also furnish to the Trust, at its own expense and without renumeration from or other cost to the Trust, the following:

           (i) Office Space. The Adviser will provide office space in the offices of the Adviser or in such other place as may be reasonably agreed upon by the parties hereto from time to time, and all necessary office facilities and equipment;

           (ii) Personnel. The Adviser will provide necessary executive and other personnel, including personnel for the performance of clerical and other office functions, exclusive of those functions: (a) related to and to be performed under the Trust's contract or contracts for administration, custodial, accounting, bookkeeping, transfer, and dividend disbursing agency or similar services by any entity, including the Adviser or its affiliates, selected to perform such services under such contracts; and (b) related to the services to be provided by any Sub-adviser pursuant to a Subadvisory Agreement; and

           (iii)Preparation of Prospectus and Other Documents. The Adviser will provide other information and services, other than services of outside counsel or independent accountants or services to be provided by any Sub-adviser under any Subadvisory Agreement, required in connection with the preparation of all registration statements and Prospectuses, prospectus supplements, SAIs, all annual, semiannual, and periodic reports to shareholders of the Trust, regulatory authorities, or others, and all notices and proxy solicitation materials, furnished to shareholders of the Trust or regulatory authorities, and all tax returns.

         D. Limitations on Liability. The Adviser will exercise its best judgment in rendering its services to the Trust, and the Trust agrees, as an inducement to the Adviser's undertaking to do so, that the Adviser will not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with the matters to which this Agreement relates, but will be liable only for willful misconduct, bad faith, gross negligence, reckless disregard of its duties or its failure to exercise due care in rendering its services to the Trust as specified in this Agreement. Any person, even though an officer, director, employee or agent of the Adviser, who may be or become an officer, Trustee, employee or agent of the Trust, shall be deemed, when rendering services to the Trust or when acting on any business of the Trust, to be rendering such services to or to be acting solely for the Trust and not as an officer, director, employee or agent, or one under the control or direction of the Adviser, even though paid by it.

         E. Section 11 of the Securities Exchange Act of 1934, as amended. The Trust hereby agrees that any entity or person associated with the Adviser that is a member of a national securities exchange is authorized to effect any transaction on such exchange for the account of a Portfolio to the extent and as permitted by Section 11(a)(1)(H) of the Securities Exchange Act of 1934, as amended ("1934 Act").

         F. Section 28(e) of the 1934 Act. Subject to the appropriate policies and procedures approved by the Board of Trustees, the Adviser may, to the extent authorized by Section 28(e) of the 1934 Act, cause a Portfolio to pay a broker or dealer that provides brokerage or research services to the Adviser, a Sub-adviser to that Portfolio, the Trust and the Portfolio an amount of commission for effecting a portfolio transaction in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if the Adviser determines, in good faith, that such amount of commission is reasonable in relationship to the value of such brokerage or research services provided in terms of that particular transaction or the Adviser's overall responsibilities to the Portfolio, the Trust or its other investment advisory clients. To the extent authorized by said Section 28(e) and the Board of Trustees, the Adviser shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of such action. In addition, subject to seeking the most favorable price and best execution available and in compliance with the Conduct Rules of the National Association of Securities Dealers, Inc., the Adviser may also consider sales of shares of the Trust as a factor in the selection of brokers and dealers.

         G. Directed Brokerage. Subject to the requirement to seek best price and execution, and to the appropriate policies and procedures approved by the Board of Trustees, the Trust reserves the right to direct the Adviser to cause Sub-advisers to effect transactions in portfolio securities through broker-dealers in a manner that will help generate resources to: (i) pay the cost of certain expenses which the Trust is required to pay or for which the Trust is required to arrange payment pursuant to Section 3.B. of this Agreement ("Trust Expenses"); or (ii) finance activities that are primarily intended to result in the sale of Trust shares. At the discretion of the Board of Trustees, such resources may be used to pay or cause the payment of Trust Expenses or may be used to finance activities that are primarily intended to result in the sale of Trust shares.

3.      ALLOCATION OF EXPENSES

        A.  Expenses Paid by the Adviser:

           (i) Salaries, Expenses and Fees of Certain Persons. The Adviser (or its affiliates) shall pay all salaries, expenses, and fees of the Trustees and officers of the Trust who are officers, directors/trustees, partners, or employees of the Adviser or its affiliates; and

           (ii) Assumption of Trust Expenses. The payment or assumption by the Adviser of any expense of the Trust that the Adviser is not required by this Agreement to pay or assume shall not obligate the Adviser to pay or assume the same or any similar expense of the Trust on any subsequent occasion.

         B. Expenses Paid by the Trust: The Trust will pay all expenses of its organization, operations, and business not specifically assumed or agreed to be paid by the Adviser, as provided in this Agreement, or by an Adviser, as provided in an Advisory Agreement. Without limiting the generality of the foregoing, the Trust shall pay or arrange for the payment of the following:

           (i) Preparing, Printing and Mailing of Certain Documents. The costs of preparing, setting in type, printing and mailing of Prospectuses, Prospectus supplements, SAIs, annual, semiannual and periodic reports, and notices and proxy solicitation materials required to be furnished to shareholders of the Trust or regulatory authorities, and all tax returns;

           (ii) Officers and Trustees. Compensation of the officers and Trustees of the Trust who are not officers, directors/trustees, partners or employees of the Adviser or its affiliates;

           (iii) Registration Fees and Expenses. All legal and other fees and expenses incurred in connection with the affairs of the Trust, including those incurred with respect to registering its shares with regulatory authorities and all fees and expenses incurred in connection with the preparation, setting in type, printing, and filing with necessary regulatory authorities of any registration statement and Prospectus, and any amendments or supplements that may be made from time to time, including registration, filing and other fees in connection with requirements of regulatory authorities;

           (iv) Custodian and Accounting Services. All expenses of the transfer, receipt, safekeeping, servicing and accounting for the Trust's cash, securities, and other property, including all charges of depositories, custodians, and other agents, if any;

           (v) Independent Legal and Accounting Fees and Expenses. The charges for the services and expenses of the independent accountants and legal counsel retained by the Trust, for itself or its Independent Trustees (as defined herein);

           (vi)  Transfer  Agent.   The  charges  and  expenses  of  maintaining
shareholder accounts, including all charges of transfer, bookkeeping, and dividend disbursing agents appointed by the Trust;

           (vii) Brokerage  Commissions.  All brokers' commissions and issue and
transfer  taxes   chargeable  to  the  Trust  in  connection   with   securities
transactions to which the Trust is a party;

           (viii) Taxes. All taxes and corporate fees payable by or with respect to the Trust to federal, state, or other governmental agencies;

           (ix) Trade Association Fees. Any membership fees, dues or expenses incurred in connection with the Trust's membership in any trade association or similar organizations;

           (x) Bonding and Insurance. All insurance premiums for fidelity and other coverage;

           (xi) Shareholder and Board Meetings. All expenses incidental to holding shareholders and Trustees meetings, including the printing of notices and proxy materials and proxy solicitation fees and expenses;

           (xii) Pricing. All expenses of pricing of the net asset value per share of each Portfolio, including the cost of any equipment or services to obtain price quotations; and

           (xiii) Nonrecurring and Extraordinary Expenses. Such extraordinary expenses, such as indemnification payments or damages awarded in litigation or settlements made.

4.       COMPENSATION OF ADVISER

         For its services performed hereunder, the Trust will pay the Adviser with respect to each Portfolio the compensation specified in Appendix B to this Agreement. Such compensation shall be paid to the Adviser by the Trust on the first day of each month, in arrears; however, the Trust will calculate this charge on the daily average value of the assets of each Portfolio and accrue it on a daily basis.

5.       NON-EXCLUSIVITY

         The services of the Adviser to the Trust are not to be deemed to be exclusive, and the Adviser shall be free to render investment management, advisory or other services to others (including other investment companies) and to engage in other activities so long as the services provided hereunder by the Adviser are not impaired. It is understood and agreed that the directors, officers and employees of the Adviser are not prohibited from engaging in any other business activity or from rendering services to any other person, or from serving as partners, officers, directors/trustees, or employees of any other firm or corporation, including other investment companies.

6.       SUPPLEMENTAL ARRANGEMENTS

         The Adviser may enter into arrangements with its parent or other persons affiliated or unaffiliated with the Adviser for the provision of certain personnel and facilities to the Adviser to enable the Adviser to fulfill its duties and obligations under this Agreement.

7.       REGULATION

         The Adviser shall submit to all regulatory and administrative bodies having jurisdiction over the services provided pursuant to this Agreement any information, reports, or other material which any such body by reason of this Agreement may request or require pursuant to applicable laws and regulations.

8.       RECORDS

         The records relating to the services provided under this Agreement shall be the property of the Trust and shall be under its control; however, the Trust shall furnish to the Adviser such records and permit it to retain such records (either in original or in duplicate form) as it shall reasonably require in order to carry out its duties. In the event of the termination of this Agreement, such records shall promptly be returned to the Trust by the Adviser free from any claim or retention of rights therein. The Adviser shall keep confidential any information obtained in connection with its duties hereunder and disclose such information only if the Trust has authorized such disclosure or if such disclosure is expressly required or lawfully requested by applicable federal or state regulatory authorities.

9.       DURATION OF AGREEMENT

         This Agreement, as amended and restated, shall become effective for each Portfolio on the date indicated in Appendix A. Further amendments to this Agreement shall become effective on the later of the date specified in such amendment (after execution by all parties) or the date of any meeting of the shareholders of the Trust relating to such amendment, which for these purposes may be the sole initial shareholder of the Trust, at which meeting this Agreement is approved by the vote of a majority of the outstanding voting securities (as defined in the Investment Company Act) of the Portfolios. The Agreement will continue in effect for a period more than one year from the date of its execution only so long as such continuance is specifically approved at least annually either by (i) the Trustees of the Trust or (ii) by the vote of either a majority of the outstanding voting securities of the Trust or, as appropriate, a majority of the outstanding voting securities of any affected Portfolio, provided that, in either event, such continuance shall also be approved by the vote of a majority of the Trustees of the Trust who are not "interested persons" ("Independent Trustees") of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval. The required shareholder approval of the Agreement or of any continuance of the Agreement shall be effective with respect to any affected Portfolio if a "majority of the outstanding voting securities" (as defined in Rule 18f-2(h) under the Investment Company Act) of the affected Portfolio votes to approve the Agreement or its continuance, notwithstanding that the Agreement or its continuance may not have been approved by a majority of the outstanding voting securities of (a) any other Portfolio affected by the Agreement or (b) all the Portfolios of the Trust.

         If the shareholders of any Portfolio fail to approve the Agreement or any continuance of the Agreement, the Adviser will continue to act as investment adviser with respect to such Portfolio pending the required approval of the Agreement or its continuance or of a new contract with the Adviser or a different investment manager or other definitive action; provided, that the compensation received by the Adviser in respect of such Portfolio during such period will be no more than its actual costs incurred in furnishing investment advisory and management services to such Portfolio or the amount it would have received under the Agreement in respect of such Portfolio, whichever is less.

10.      TERMINATION OF AGREEMENT

         This Agreement may be terminated at any time, without the payment of any penalty, by the Trustees, including a majority of the Independent Trustees of the Trust, by the vote of a majority of the outstanding voting securities of the Trust, or with respect to any affected Portfolio, by the vote of a majority of the outstanding voting securities of such Portfolio, on sixty (60) days' written notice to the Adviser, or by the Adviser on sixty (60) days' written notice to the Trust. This Agreement will automatically terminate, without payment of any penalty, in the event of its assignment.

11.      PROVISION OF CERTAIN INFORMATION BY ADVISER

         The Adviser will promptly notify the Trust in writing of the occurrence of any of the following events:

           A. The Adviser fails to be registered as an investment adviser under the Advisers Act or under the laws of any jurisdiction in which the Adviser is required to be registered as an investment adviser in order to perform its obligations under this Agreement;

           B. The Adviser is served or otherwise receives notice of any action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board or body, involving the affairs of the Trust; and/or

           C. The chief executive officer or controlling stockholder of the Adviser or the portfolio manager of any Portfolio changes or there is otherwise an actual change in control or management of the Adviser.

12.      AMENDMENTS TO THE AGREEMENT

         Except to the extent permitted by the Investment Company Act or the rules or regulations thereunder or pursuant to any exemptive relief granted by the SEC, this Agreement may be amended by the parties only if such amendment, if material, is specifically approved by the vote of a majority of the outstanding voting securities of each of the Portfolios affected by the amendment (unless such approval is not required by Section 15 of the Investment Company Act as interpreted by the SEC or its staff or unless the SEC has granted an exemption from such approval requirement) and by the vote of a majority of the Independent Trustees of the Trust cast in person at a meeting called for the purpose of voting on such approval. The required shareholder approval shall be effective with respect to any Portfolio if a majority of the outstanding voting securities of the [series of] shares of that Portfolio vote to approve the amendment, notwithstanding that the amendment may not have been approved by a majority of the outstanding voting securities of (a) any other Portfolio affected by the amendment or (b) all the Portfolios of the Trust.

13.      ENTIRE AGREEMENT

         This Agreement contains the entire understanding and agreement of the parties.

14.      HEADINGS

         The headings in the sections of this Agreement are inserted for convenience of reference only and shall not constitute a part hereof.

15.      NOTICES

         All notices required to be given pursuant to this Agreement shall be delivered or mailed to the last known business address of the Trust or the Adviser in person or by registered mail or a private mail or delivery service providing the sender with notice of receipt. Notice shall be deemed given on the date delivered or mailed in accordance with this section.

16.      FORCE MAJEURE

         The Adviser shall not be liable for delays or errors occurring by reason of circumstances beyond its control, including but not limited to acts of civil or military authority, national emergencies, work stoppages, fire, flood, catastrophe, acts of God, insurrection, war, riot, or failure of communication or power supply. In the event of equipment breakdowns beyond its control, the Adviser shall take reasonable steps to minimize service interruptions but shall have no liability with respect thereto.

17.      SEVERABILITY

         Should any portion of this Agreement for any reason be held to be void in law or in equity, the Agreement shall be construed, insofar as is possible, as if such portion had never been contained herein.

18.      INTERPRETATION

         Nothing herein contained shall be deemed to require the Trust to take any action contrary to its Amended and Restated Trust Instrument or By-Laws, or any applicable statutory or regulatory requirements to which it is subject or by which it is bound, or to relieve or deprive the Trustees of their responsibility for and control of the conduct of the affairs of the Trust.

19.      GOVERNING LAW

         The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of New York (without giving effect to its conflict of laws principles), or any of the applicable provisions of the Investment Company Act. To the extent that the laws of the State of New York, or any of the provisions in this Agreement, conflict with applicable provisions of the Investment Company Act, the latter shall control. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the Investment Company Act shall be resolved by reference to such term or provision of the Investment Company Act and to interpretations thereof, if any, by the United States courts or, in the absence of any controlling decision of any such court, by rules, regulations or orders of the SEC validly issued pursuant to the Investment Company Act. Specifically, the terms "vote of a majority of the outstanding voting securities," "interested persons," "assignment," and "affiliated persons," as used herein shall have the meanings assigned to them by Section 2(a) of the Investment Company Act unless otherwise stated herein. In addition, where the effect of a requirement of the Investment Company Act reflected in any provision of this Agreement is relaxed by a rule, regulation or order of the SEC, whether of special or of general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first mentioned above.

                                                     THE STOCKBACK TRUST


                                                     By:/s/ Robert S. Feidelson
                                                        ------------------------
                                                         Robert S. Feidelson
                                                         Chief Executive Officer

                                                     STOCKBACK ADVISERS, LLC


                                                     By:/s/ C. Eric Peters
                                                        ------------------------
                                                        C. Eric Peters
                                                        Chief Operating Officer

                                   APPENDIX A
                                     TO THE
                          INVESTMENT ADVISORY AGREEMENT

                                    Portfolio



Stockback Fund



Date: July 26, 2000

                                   APPENDIX B

         The Trust shall pay the Adviser, at the end of each calendar month, compensation computed daily at an annual rate equal to the following, provided however, the Adviser has contractually agreed to waive its management fee for a period of one year from the date of effectiveness of the Trust's registration statement.


Portfolio                                                     Fee

Stockback Fund                                                0.55%



Date:  July 26, 2000